UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 16, 2015

LANTRONIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16027	33-0362767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 Technology Drive

Irvine, California 92618

(Address of principal executive offices, including zip code)

(949) 453-3990

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 16, 2015, Lantronix, Inc. (the “Company”) entered into a building lease agreement dated January 9, 2015 (the “Lease”) with the Irvine Company, LLC (the “Landlord”). Pursuant to the Lease, the Company will lease approximately 26,897 square feet of office space for its corporate headquarters in Irvine, California. The Lease shall commence on the date which is the earlier to occur of: (a) the date the Company takes possession of the premises following the completion of certain tenant improvements to the premises, but not earlier than March 1, 2015, or (b) the date the Company commences its regular business activities on the premises. The Landlord is obligated to provide a tenant improvement allowance of up to $242,600 for tenant improvements, as defined by the Lease.

The term of the Lease will be 65 months from the commencement date. The Company’s existing lease with the Landlord shall terminate effective as of the day preceding commencement date of the Lease, with no early termination fee.

The initial basic rent payable under the Lease will be $36,849 per month, as compared to the current monthly basic rent of $39,748 under the Company’s existing lease. The basic rent is subject to customary annual rent increases. The aggregate basic rent payable under the Lease during the 65-month term is $2.6 million. The Company is also obligated to pay as additional rent its proportionate share of Landlord’s operating expenses, including property taxes. The Lease requires the Company to deliver to the Lessor an irrevocable stand-by letter of credit in the amount of $50,593 as security in the case of default.

The foregoing summary of the Lease does not purport to be complete and is subject to and qualified in its entirety by the full text of the Lease, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 2.03	Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Lease dated January 9, 2015 between Lantronix, Inc. and The Irvine Company, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2015	LANTRONIX, INC.

By:	/s/ JEREMY WHITAKER
Jeremy Whitaker Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Lease dated January 9, 2015 between Lantronix, Inc. and The Irvine Company, LLC

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